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INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders of
USN Communications, Inc.
Chicago, Illinois


We consent to the use in this Registration Statement of USN Communications, Inc. on Form S-1 of our report dated March 14, 1997, which expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the entity's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Data" and "Independent Auditors" in such Registration Statement.





October 21, 1997
Chicago, Illinois